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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Mego Mortgage
Corporation on Form S-1 of our report dated February 29, 1996 (September   ,
1996 as to the last paragraph of Note 2), appearing in the Prospectus, which is part of this Registration Statement, and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

Las Vegas, Nevada
September   , 1996

The financial statements of Mego Mortgage Corporation referred to in this consent retroactively reflect the effect of a sixteen-hundred-for-one stock split of common stock which is to be effected before the effective date of this Registration Statement. The above consent is in the form which will be signed by Deloitte & Touche LLP upon consummation of such stock split, which is described in Note 2 of Notes to Financial Statements, and assuming that, from February 29, 1996 to the date of such stock split, no other events shall have occurred that would affect the financial statements and notes thereto.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada
September 20, 1996